                                                                    Exhibit 12.1


                               BB&T Corporation
                           Earnings To Fixed Charges
                            (Dollars in thousands)

                                        For the Three Months
                                           Ended March 31,                       For the Years Ended December 31,
                                      ------------------------    --------------------------------------------------------------
                                         2001          2000          2000         1999         1998         1997         1996
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------
Earnings:
Income before income taxes            $  309,237    $  279,293    $  907,798   $1,061,788   $  975,284   $  778,798   $  706,700
Plus:
  Fixed charges                          642,766       536,137     2,408,258    1,918,542    1,796,161    1,593,332    1,416,531
Less:
  Capitalized interest                         0             0             0            0            0            0            0
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------
Earnings, including interest
  on deposits                            952,003       815,430     3,316,056    2,980,330    2,771,445    2,372,130    2,123,231
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------
Less:
  Interest on deposits                   403,219       339,796     1,521,649    1,235,985    1,223,834    1,090,199      968,436
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------
Earnings, excluding interest
  on deposits                         $  548,784    $  475,634    $1,794,407   $1,744,345   $1,547,611   $1,281,931   $1,154,795
                                      ==========    ==========    ==========   ==========   ==========   ==========   ==========
Fixed Charges:
  Interest expense                    $  637,778    $  530,967    $2,388,158   $1,896,475   $1,780,961   $1,579,999   $1,403,531
  Capitalized interest                         0             0             0            0            0            0            0
  Interest portion of rent expense         4,988         5,170        20,100       22,067       15,200       13,333       13,000
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------

  Total Fixed Charges                 $  642,766    $  536,137    $2,408,258   $1,918,542   $1,796,161   $1,593,332   $1,416,531
                                      ==========    ==========    ==========   ==========   ==========   ==========   ==========
Less:
  Interest on deposits                   403,219       339,796     1,521,649    1,235,985    1,223,834    1,090,199      968,436
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------
      Total fixed charges excluding
       interest on deposits           $  239,547    $  196,341    $  886,609   $  682,557   $  572,327   $  503,133   $  448,095
                                      ==========    ==========    ==========   ==========   ==========   ==========   ==========
Earnings to fixed charges:
  Including interest on deposits            1.48 x        1.52 x        1.38 x       1.55 x       1.54 x       1.49 x       1.50 x
                                      ==========    ==========    ==========   ==========   ==========   ==========   ==========
  Excluding interest on deposits            2.29 x        2.42 x        2.02 x       2.56 x       2.70 x       2.55 x       2.58 x
                                      ==========    ==========    ==========   ==========   ==========   ==========   ==========
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